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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                        Commission file number 001-16189
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        Date of Report (Date of earliest event reported): July 15, 2003

                                 NiSource Inc.
                                 -------------

             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      001-16189                35-2108964
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(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation or organization)     File Number)          Identification No.)


     801 East 86th Avenue, Merrillville, Indiana            46410
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       (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code (877) 647-5990
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                                 NiSource Inc.
                           Current Report on Form 8-K

ITEM 5. OTHER EVENTS

This Current Report on Form 8-K is to reflect the net presentation of trading revenues under the consensus reached in October 2002 in Emerging Issues Task Force Issue No. 02-03, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities" (EITF No. 02-03). The changes affect the financial statements and related notes, management's discussion and analysis, and the selected financial data as originally reported in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002. Exhibit 99.1 contains information identical to the corresponding sections of the registrants' Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, except that all such information has been updated to the extent required to reflect the net presentation of trading revenues under EITF No. 02-03. In addition, a subsequent event disclosure has been added to the Notes to Financial Statements in order to update the Annual Report on Form 10-K/A for certain matters occurring subsequent to the filing of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (a) Exhibits.

               Exhibit Number

               99.1           Items 6, 7 and 8 updated from the NiSource Inc.
                              Annual Report on Form 10-K/A for the year ended December 31, 2002.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 15, 2003                     NiSource, Inc.
                                            By:    /s/ Jeffrey W. Grossman
                                                   -----------------------------
                                            Name:  Jeffrey W. Grossman
                                            Title: Vice President and Controller




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